MEDICAL PRACTICE INCOME

A DIVISION OF USA EQUITIES CORP (STOCK SYMBOL USAQ)



Welcome to the Future of Medicine.

Introducing a cloud-based, medical office and mobile patient education solution designed to improve clinical outcomes and generate new medical practice income while maximizing both face-to-face office visit time and non-face-to-face patient education time.

MPI

Medical Practice Income
USA EQUITIES CORP(USAQ)

Medical Practice Income's cloud-based solution is the #FutureOfMedicine.


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Surveys
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8 The performance of the treatment compensates for all the things I have to do to obtain it (appointments, prescriptions, leave).
Strongly Agree
Agree
Don't Know
Disagree
Strongly Disagree
9 The good performance of the treatment compensates for the financial challenge it causes me.
Strongly Agree
Agree
Don't Know
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Strongly Disagree

Medical Practice Income (MPI) is introducing a unique, cloud-based, medical office and mobile patient education solution.

Machine Learning + Artificial Intelligence

Our technology is generations ahead with machine learning. Our platform engages individuals directly, assesses current conditions, and identifies high-risk lifestyle behaviors. It develops a comprehensive program for patients and tracks progress through the software and guidance of the patient's medical provider.

EVALUATE | PROGRAM | COACH | ENGAGE

We focus on the front line:

the primary care physician, transforming their practice through our proprietary digital medicine solutions. We help provide enhanced healthcare to patients, while lowering costs to insurance providers and corporate America.

Our mission is to enhance the quality of life of individuals and populations through evidence-based, digital medical assessments, and innovative health programs.

"QHSLabs is efficient and a cost effective tool for my medical practice."

-Hilda M. Brito MD F.A.A.P. Miami-Dade Florida

- Subscription & recurring revenue model
- Exceptionally high margins (80%+)
- Large untapped market of Primary Care Physicians
- Massive market (physicians and patients) potential
- Unmet Chronic Disease prevention & management need
- Highly profitable insurance reimbursements
- Scalable 450,000+ physicians & multi-billion market

A MASSIVE MARKET ready & waiting

$17+ Billion total addressable market.

According to the Kaiser Family Foundation, there are approximately 450,000 physicians practicing primary care in the US.* 66% of patients have diagnosed chronic conditions. 90% of patients need lifestyle changes that can be monitored on our platform.

450,000 primary care providers in the US	**~135 million** chronic care patients
x **~$3,588** annual subscription fee	x **~$120**** annual subscription fee
~$1.6 billion per year addressable market	**$16.2 billion** per year addressable market

Attracting 1% (4k-5k physicians) of our target market generates over $60M+ in annual recurring revenue.



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90% of patients
Require lifestyle changes, behavioral modification, education and weight management education.

66% of patients
Require weight loss, nutrition, exercise and stress management interventions for diagnosed **chronic conditions.**

100+ million
Number of US adults now living with **diabetes or prediabetes**, according to the CDC (9% of the population is diabetic, 28% is prediabetic).

**Source: the Henry J. Kaiser Family Foundation Total Primary Care Physician 2017*

***Assumption: each physician enrolls 100 new eligible patients per year*

DIGITAL MEDICAL *solutions*

Made for physicians with patient wellness in mind.

Physicians require interactive digital medicine solutions for preventive and chronic care management that engage and track patients *while they're not in front of their physician*.

Reimbursable, managed care, preventive screening, and patient education has never been easier or more profitable. With Medical Practice Income, primary care physicians can increase their practice revenue while streamlining patient care.

PRODUCT FOCUS


MPI
QHSLab
MPIncome (USAQ) is in the process of developing a high-level, fully automated cloud-based software as a Medical Device system (SaMD).
Managing large quantities of data with accuracy and precision.

QHSLAb Expert System

An advanced platform designed to capture patient information and store in a secure database, it is capable of managing large quantities of data with accuracy and precision. QHSLab conducts a comprehensive assessment of patient behaviors, lifestyle, and disease risk.

Software as a Service (Saas) and Software as a Medical Device (SaMD)

Robust cloud-based technology solutions to provide better care for their patients and sustaining their practices with an ongoing revenue stream.

"QHSLabs has made it much easier and practical to manage our patient treatment processes."

-David Delgado Practice Manager, Miami-Dade Florida

FUTURE REVENUE *models*

Harnessing technology to create the Future of Medicine.

Big Data Analytics

Selling de-identified data to large pharma, medtech/ device industry.

Database

Ethically monetize thousands of physicians and their identified behavior + hundreds of thousands of patients and their health information behaviors.

Artificial Intelligence

Developing clinical decision tools that match products and services to improve health outcomes.

'Risk Sharing'

And financial rewards/ incentives for population health management with insurance companies and manages organization.



FORWARD LOOKING STATEMENTS

LEADERSHIP & Board of Advisors



Troy J. Grogan
Chairman, Director, President, and Chief Executive Officer

Troy Grogan has served as Chairman and CEO since June 2016. He is currently a co-founder, co-president and chief executive officer of MedScience Research Group, Inc., a private company incorporated in May 2013. MedScience is focused on expanding its unique, patented and FDA cleared allergy diagnostics and allergen immunotherapy system directed to the primary care physician market in the US. Prior to MedScience, Mr. Grogan was an entrepreneur with business experience in preventative healthcare and medical education in Australia and North America, having organized organizations with a focus on health and lifestyle improvement, online learning, behavioral and lifestyle change and patient education. Mr. Grogan has held Board of Director positions with NSW Government's Area Health Service's in Australia, Northern Sydney Audit & Risk Committee, and has previously co-chaired the human ethics committee and Clinical Quality Council of these Area Health Service Organizations.



Alex Mirakian, MD.
US Board Certified Physician

Dr. Alex Mirakian is a US Board Certified physician specializing in Radiation Oncology and previously served as a Fellow with the MD Anderson Cancer Center in Houston, TX, following with a distinctive fellowship in brachytherapy, stereotactic radiosurgery and intraoperative radiotherapy at Beth Israel Medical Center in New York. Dr. Mirakian specializes in breast, genitourinary, lung, head and neck, skin, and GI cancers. He has 18 years of experience in radiation oncology, four years of internal medicine, and established the first HDR brachytherapy program for the treatment of prostate cancer at Fred J. Woods Radiotherapy Center in Tampa Bay, FL. He also has extensive experience in stereotactic radiotherapy particularly with Cyberknife treatments over the past 12 years and has an ongoing interest in population-based cancer screenings.



Reza Yavari, MD.
Board Certified in Endocrinology, Diabetes and Metabolism

Reza Yavari M.D. is a Board-Certified Endocrinologist trained at the Yale School of Medicine. Dr. Yavari has advanced degrees from UC Berkeley, University of Paris Medical School VII, Sorbonne University, UCONN Health Center and the Yale School of Medicine. At Yale, Dr. Yavari pursued his specialty training in Endocrinology and was a Howard Hughes Fellow in Molecular Genetics. Since 2000, he has been a leader in the field of lifestyle management and wellness as the founder of Beyond Care®, a pioneering preventive care and Yale-affiliated diabetes and obesity center in Madison, CT. In 2005, Dr. Yavari's was asked to write the first self-care book for reversing metabolic syndrome titled It Must Be My Metabolism (McGraw- Hill, 2006.) Dr. Yavari's approach and his book were featured in the New York Times, the Yoga Journal, Shape Magazine, NPR, CNN News Live, More magazine, among other national press and media.

"For the many patients that are overweight and at risk of developing diabetes, the doctor's office needs to be proactive, and provide these patients with nutrition, exercise and stress management interventions. The advent of computerized alerts and programs are required for effective population health management."

-Stephen C. Schimpff, MD FACP



Marcos Sanchez-Gonzalez MD, PhD.
Exercise & Cardiovascular Physiology

Dr. Sanchez-Gonzalez has 15 years of experience in academic institutions at various levels, which has given him a broad understanding of healthcare and medical education. He has conducted research, in both universities and hospital settings, on areas revolving quality improvement, patient outcomes, and is training post doctoral fellows and graduate students in their research projects, thesis, and dissertations. He has contributed as a physiologist in the development of biomedical devices for both scientific research and medical use. As an investigator, Dr. Sanchez-Gonzalez is a Junior Investigator with the National Institutes of Health (NIH) Minority Programs to Increase Diversity Among Individuals Engaged in Health-Related Research (PRIDE-CGE) and grant reviewer.



Alex Mirakian, MD.
US Board Certified Physician

Dr. Alex Mirakian is a US Board Certified physician specializing in Radiation Oncology and previously served as a Fellow with the MD Anderson Cancer Center in Houston, TX, following with a distinctive fellowship in brachytherapy, stereotactic radiosurgery and intraoperative radiotherapy at Beth Israel Medical Center in New York. Dr. Mirakian specializes in breast, genitourinary, lung, head and neck, skin, and GI cancers. He has 18 years of experience in radiation oncology, four years of internal medicine, and established the first HDR brachytherapy program for the treatment of prostate cancer at Fred J. Woods Radiotherapy Center in Tampa Bay, FL. He also has extensive experience in stereotactic radiotherapy particularly with Cyberknife treatments over the past 12 years and has an ongoing interest in population-based cancer screenings.



Jeremy Jacob B.S.
Computer Science and Engineering

With more than 20 years of experience in architecting software, Jeremy specializes in designing software focused on globally scalable cloud solutions. He received two B.S. degrees from Florida Atlantic University in Computer Science and Computer Engineering. His software products include personal finance management mobile apps, a web-based mobile app development tool for businesses, a cloud based asset management system, and several app and web based solutions for internal enterprise use.

CONTACT US

admin@medicalpracticeincome.com
(929) 379-6503

901 Northpoint Parkway, Suite 302
West Palm Beach, FL 33407

www.medicalpracticeincome.com

MPI
Medical Practice Income
USA EQUITIES CORP(USAQ)